LEASE AMENDMENT #3

Lease Amendment #3 (this "Lease Amendment #3") to that certain Lease dated February 21, 1991, and as amended by Lease Amendment #1 dated June 11, 1993, and Lease Amendment #2 dated February 13, 1997 between Spieker Properties, L.P., a California limited partnership, as Landlord, and Hypermedia Communications, Inc., a California corporation, as Tenant (the "Lease"), for Premises located on the 2nd and 3rd floors, consisting of approximately 7,526 rentable square feet (the "Premises") located at 901 Mariner's Island Boulevard, Suites 285 and 365, San Mateo, California.

Landlord and Tenant hereby agree that the term of the Lease is hereby renewed and extended for an additional term of thirty-six (36) months to commence on the May 1, 2000, and to end on April 30, 2003, on condition that Landlord and Tenant comply with all the provisions of the covenants and agreements contained in the Lease except:

1)   Rental:                   Base Rent for the premises shall be:

     5/01/00 - 4/30/01:        $33,641.00 per month plus operating  expenses per
                               Paragraph 29 of the Lease. Operating expenses through December 31, 2000 are estimated to be $5,870.00 per month. Direct operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustments necessary (up or down) will be made at the end of the operating year.

     5/01/01 - 4/30/02:        $34,620.00 per month plus operating  expenses per
                               Paragraph 29 of the Lease.

     5/01/02 - 4/30/03:        $35,673.00 per month plus operating  expenses per
                               Paragraph 29 of the Lease.

2)   Tenant Improvements:      Tenant accepts the premises in "as is" condition.

3)   Security Deposit:         The  Security  Deposit  under the Lease  shall be
                               increased  by  $13,100.00  for a  total  Security
                               Deposit of $35,673.00, payable upon execution of this Lease Amendment #3.


IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment #3 as of this ________ day of March, 2000.

LANDLORD:                                  TENANT:
Spieker Properties, L.P.,                  Hypermedia Communications, Inc.,
a California limited partnership           a California corporation

By: Spieker Properties, Inc.,
  a Maryland corporation
  its General Partner

By:  ____________________________          By: ____________________________
     Nancy B. Gille                            Ken Klein
Its: Vice President                        Its: Chief Financial Officer,
                                           Vice President of  Finance &
                                               Administration